Exhibit 10.2

MARTHA STEWART LIVING OMNIMEDIA, INC.

OMNIBUS STOCK AND OPTION COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS

This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into as of                     , 201   by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and                      pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1. Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company,                      stock units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share (the “Restricted Stock Units”), on the terms and conditions set forth herein and in the Plan.

2. Vesting of Restricted Stock Units. So long as your Service continues, the Restricted Stock Units shall vest in full on the one (1) year anniversary of the date hereof (the “Vesting Date”). Settlement of vested Restricted Stock Units, if any, shall be made as soon as practicable after the Vesting Date, but in any event no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year containing the Vesting Date. Notwithstanding the foregoing, all Restricted Stock Units shall immediately vest and be settled upon a Change in Control.

3. Termination of Service. In the event of the termination of your Service for any reason prior to the Vesting Date, all unvested Restricted Stock Units shall be immediately forfeited without consideration.

4. Settlement of Restricted Stock Units. Restricted Stock Units shall be settled in Shares, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless you have satisfied any applicable tax obligations pursuant to Section 5 below and such issuance otherwise complies with all applicable law. Prior to the time the Restricted Stock Units are settled, you will have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

5. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax obligations that arise in connection with the Restricted Stock Units which, at the sole discretion of the Committee, may include (i) having the Company withhold Shares from the settlement of the Restricted Stock Units, or (ii) any other arrangement approved by the Company, in either case, equal in value to the amount necessary to satisfy any such tax obligations. The Company shall not be required to issue Shares pursuant to this Agreement unless such obligations are satisfied.

6. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

7. Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary or entry into a will or similar arrangement does not constitute a transfer. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Restricted Stock Units have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates, if any, and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares issued pursuant to the Restricted Stock Units, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11. Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until the Restricted Stock Units are settled.

12. Authorization to Release Necessary Personal Information. You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Restricted Stock Unit under the Plan or with whom shares acquired pursuant to this Restricted Stock Unit or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties is necessary for your participation in the Plan. You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this Restricted Stock Unit, and your ability to participate in the Plan.

13. No Entitlement or Claims for Remuneration.

(a) Your rights, if any, in respect of or in connection with this Restricted Stock Unit or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Restricted Stock Unit, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This Restricted Stock Unit is not intended to be remuneration of a continuing or recurring nature, or part of your normal or expected remuneration, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of any pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Restricted Stock Unit or any other Award granted under the Plan shall be deemed to give you a right to become or remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary, or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Restricted Stock Unit or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.

15. Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

16. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

18. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Stock Unit under the Plan and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

21. Acceptance of Agreement. You must expressly accept the terms and conditions of your Restricted Stock Unit as set forth in this Agreement by signing and returning this Agreement to the Company within 90 days after the Company sends this Agreement to you. If you do not accept your Restricted Stock Unit in the manner instructed by the Company, your Restricted Stock Unit will be subject to cancellation.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this          day of                     , 201  .

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
(Signature)
Name:

Title:

RECIPIENT:

By:
(Signature)
Address:

Telephone Number:

E-mail Address:

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